UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 23, 2023

Date of Report (Date of earliest event reported)

CONNEXA SPORTS TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-41423	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2709 N. Rolling Road, Suite 138

Windsor Mill

Baltimore, MD

21244

(Address of principal executive offices)

(443) 407-7564

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CNXA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

On May 23, 2023, Connexa Sports Technologies Inc. (the “Company”) issued the following shares of its common stock (“Shares”) to the following persons in transactions that were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering:

1.	2,700,000 Shares to vendors in exchange for a reduction of $270,000 in the amount owed to such vendors;
2.	790,000 Shares to Mike Ballardie, the Company’s chief executive officer and director, pursuant to an exercise of warrants by Mr. Ballardie;
3.	290,000 Shares to Yona Kalfa, the Company’s chief innovation officer and director, pursuant to an exercise of warrants by Mr. Kalfa;
4.	6,000 Shares to ambassadors as compensation to such ambassadors under their ambassador agreements; and
5.	54,000 Shares to the former owner and staff of Foundation Sports Systems, LLC (“Foundation”) as final payment to such persons for 100% of the membership interests of Foundation pursuant to the Membership Interest Purchase Agreement between the Company and Charlie Ruddy dated June 18, 2021.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNEXA sPORTS tECHNOLOGIES inc.

Dated: May 30, 2023	By:	/s/ Mike Ballardie
Chief Executive Officer